Exhibit 99.1

Exa Reports First Quarter Fiscal 2016 Financial Results

Solid Start to Fiscal 2016 with 18% Revenue Growth on a Constant Currency Basis

Burlington, Mass., May 28, 2015 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the first quarter of fiscal 2016, which ended April 30, 2015.

Revenue Summary

	1Q16 Revenue (in millions)	1Q15 Revenue (in millions)	Growth	Constant Currency Growth
Revenue	$14.8	$13.8	7%	18%
License Revenue	$12.2	$11.7	5%	16%
Project Revenue	$2.5	$2.1	20%	33%

“We had a very strong start to fiscal 2016 with first quarter revenue increasing 18% year over year on a constant currency basis,” said Stephen Remondi, President and Chief Executive Officer of Exa. “Constant currency license revenue growth of 16% was twice the rate from the first quarter of last year. This growth was driven by strong performances in both the automotive and heavy vehicle markets as a result of continued focus and investment on vehicle efficiency. In addition, Exa’s strong product roadmap positions us to further our industry leadership. As a result of these industry and product trends, we are optimistic that we can continue to deliver strong constant currency growth in this fiscal year.”

First Quarter Fiscal 2016 Financial Highlights

Revenue

•	Total revenue for the first quarter of fiscal 2016 was $14.8 million, an increase of 7% compared to $13.8 million in the comparable period in fiscal 2015. On a constant currency basis, total revenue also increased 18% when compared with the corresponding period in fiscal 2015.

•	License revenue was $12.2 million for the first quarter of fiscal 2016, compared to $11.7 million in the comparable period in fiscal 2015, representing an increase of 5%, or 16% on a constant currency basis.

•	Project revenue was $2.5 million for the first quarter of fiscal 2016, an increase of 20%, or 33% on a constant currency basis, compared to $2.1 million in the first quarter of fiscal 2015.

Profitability

•	GAAP loss from operations was $(1.8) million in the first quarter of fiscal 2016, compared to $(1.6) million in the comparable period in fiscal 2015.

•	Non-GAAP loss from operations was $(1.1) million in the first quarter of fiscal 2016, compared to $(1.2) million in the comparable period in fiscal 2015.

•	Adjusted EBITDA was a loss of $(0.4) million in the first quarter of fiscal 2016, compared to a loss of $(0.6) million in the comparable period in fiscal 2015.

•	GAAP net loss was $(1.9) million in the first quarter of fiscal 2016, compared to GAAP net loss of $(17.2) million for the comparable period in fiscal 2015. GAAP net loss per share was $(0.13), based on 14.3 million diluted weighted average shares outstanding, compared to GAAP net loss per share of $(1.28) for the comparable period in fiscal 2015, based on 13.5 million diluted weighted average shares outstanding.

•	Non-GAAP net loss was $(1.4) million, or $(0.10) per diluted share in the first quarter of fiscal 2016, compared to non-GAAP net loss of $(16.9) million, or $(1.25) per diluted share, in the comparable period in fiscal 2015.

•	Included in GAAP net loss and non-GAAP net loss for the first quarter last year is a $14.5 million non-cash charge to record a valuation allowance against net deferred tax assets in the United States, as well as a $0.7 million non-cash write-off of state deferred tax assets associated with a cumulative change in ownership for tax purposes.

Balance Sheet

•	The company had $39.8 million in cash and cash equivalents as of April 30, 2015, compared to $21.8 million as of January 31, 2015.

Business Outlook

Based on information available as of May 28, 2015, Exa is providing second quarter and fiscal 2016 guidance as indicated below.

Second Quarter Fiscal 2016:

•	Total revenue is expected to be in the range of $15.0 million to $15.8 million.

•	Adjusted EBITDA is expected to be in the range of $(0.4) million to $0.3 million.

•	GAAP net loss is expected to be in the range of $(2.1) million to $(1.3) million.

•	Non-GAAP net loss is expected to be in the range of $(1.7) million to $(1.0) million.

•	Basic share count for the second quarter is estimated to be 14.5 million shares.

•	Diluted share count for the second quarter is estimated to be 14.9 million shares.

Full Year Fiscal 2016:

•	Total revenue is expected to be in the range of $64.7 million to $67.0 million.

•	Adjusted EBITDA is expected to be in the range of $1.8 million to $2.5 million.

•	GAAP net loss is expected to be in the range of $(5.9) million to $(5.2) million.

•	Non-GAAP net loss is expected to be in the range of $(4.3) million to $(3.6) million.

•	Basic share count for the full year is estimated to be 14.5 million shares.

•	Diluted share count for the full year is estimated to be 14.9 million shares.

The above guidance assumes an exchange rate of 1.13 US dollars per Euro and 118.0 Japanese yen per US dollar for fiscal year 2016.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA and non-GAAP net income/(loss), to the comparable GAAP measures is provided in the tables below.

Conference Call Information

What:	Exa’s first quarter fiscal 2016 financial results conference call
When:	Thursday, May 28, 2015
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 47528954, Domestic
(404) 537-3406, Passcode 47528954, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain/(loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa (Nasdaq: EXA) (www.exa.com) Corporation’s visualization and simulation software helps designers and engineers produce better vehicles and equipment. As a design evolves, Exa accurately predicts the performance of that design while providing actionable insight to optimize the performance of the product. With Exa, the need for costly physical prototypes and expensive late-stage changes is reduced. Now, designers and engineers are freed from the risk of producing compromised products that do not meet market and regulatory requirements. Some of the most successful product companies in the world use Exa, including BMW, Ford, Hyundai, Jaguar Land Rover, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2015 and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	April 30, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$39,797	$21,785
Accounts receivable	6,456	27,462
Prepaid expenses and other current assets	4,584	3,098

Total current assets	50,837	52,345
Property and equipment, net	6,421	6,961
Intangible assets, net	2,307	2,395
Deferred tax assets	262	260
Other assets	557	1,092

Total assets	$60,384	$63,053

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,624	$1,620
Accrued expenses	8,571	10,585
Current portion of deferred revenue	27,606	26,863
Current portion of capital lease obligations	2,127	2,390

Total current liabilities	39,928	41,458
Deferred revenue	26	38
Capital lease obligations	1,210	1,602
Deferred rent	422	472
Other long-term liabilities	498	592

Total liabilities	42,084	44,162

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized;
14,513,265 and 13,874,744 shares issued, respectively;
14,480,763 and 13,842,242 shares outstanding, respectively	14	14
Additional paid-in capital	89,438	88,181
Accumulated deficit	(70,766)	(68,878)
Treasury stock (32,502 common shares, at cost)	0	0
Accumulated other comprehensive loss	(386)	(426)

Total stockholders’ equity	18,300	18,891

Total liabilities and stockholders’ equity	$60,384	$63,053

EXA CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2015	2014

Revenue:
License revenue	$12,242	$11,660
Project revenue	2,526	2,110

Total revenues	14,768	13,770

Operating expenses (1):
Cost of revenues	4,643	4,596
Sales and marketing	2,488	2,567
Research and development	6,170	5,102
General and administrative (2)	3,267	3,122

Total operating expenses	16,568	15,387

Loss from operations	(1,800)	(1,617)

Other (expense) income, net:
Foreign exchange loss	(52)	(44)
Interest expense	(65)	(83)
Interest income	3	4

Total other expense, net	(114)	(123)

Loss before income taxes	(1,914)	(1,740)
Benefit (provision) for income taxes	26	(15,480)

Net loss	$(1,888)	$(17,220)

Net loss per share:
Basic	$(0.13)	$(1.28)
Diluted	$(0.13)	$(1.28)
Weighted average shares outstanding used in computing net loss per share:
Basic	14,301,709	13,499,919
Diluted	14,301,709	13,499,919

Comprehensive loss:
Net loss	$(1,888)	$(17,220)
Foreign currency translation adjustments	40	41

Comprehensive loss	$(1,848)	$(17,179)

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2015	2014

Cost of revenues	$69	$38
Sales and marketing	115	75
Research and development	241	156
General and administrative	189	101

Total	$614	$370

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended April 30,
	2015	2014

General and administrative	$88	$87

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended April 30,
	2015	2014
Cash flows provided by operating activities:
Net loss	$(1,888)	$(17,220)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	750	663
Stock-based compensation expense	614	370
Deferred rent expense	(101)	(114)
Deferred income taxes	(6)	15,222
Net change in operating assets and liabilities:
Accounts receivable	21,097	13,352
Prepaid expenses and other current assets	(1,476)	(346)
Other assets	537	(45)
Accounts payable	4	(782)
Accrued expenses	(1,959)	(3,742)
Other liabilities	(94)	12
Deferred revenue	734	(2,695)

Net cash provided by operating activities	18,212	4,675

Cash flows used in investing activities:
Purchases of property and equipment	(141)	(366)

Net cash used in investing activities	(141)	(366)

Cash flows used in financing activities:
Proceeds from stock option exercises	648	314
Payments of capital lease obligations	(650)	(855)

Net cash used in financing activities	(2)	(541)

Effect of exchange rate changes on cash	(57)	71

Net increase in cash and cash equivalents	18,012	3,839

Cash and cash equivalents, beginning of period	21,785	28,753

Cash and cash equivalents, end of period	$39,797	$32,592

Supplemental cash flow disclosures:
Cash paid for interest	$65	$83
Cash paid for income taxes	$958	$171

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended
	April 30,
	2015	2014

Net loss	$(1,888)	$(17,220)
Add back:
Depreciation and amortization	750	663
Interest expense, net	62	79
Foreign exchange loss	52	44
(Benefit) provision for income taxes	(26)	15,480

EBITDA	(1,050)	(954)
Stock-based compensation expense	614	370

Adjusted EBITDA	$(436)	$(584)

Non-GAAP operating loss:

	Three Months Ended
	April 30,
	2015	2014

Operating loss	$(1,800)	$(1,617)
Add back:
Stock-based compensation expense	614	370
Amortization of acquired intangible assets	88	87

Non-GAAP operating loss	$(1,098)	$(1,160)

Non-GAAP net loss:

	Three Months Ended
	April 30,
	2015	2014

Net loss	$(1,888)	$(17,220)
Add back:
Stock-based compensation expense	614	370
Amortization of acquired intangible assets	88	87
Income tax effect (1)	(246)	(160)

Non-GAAP net loss	$(1,432)	$(16,923)

Non-GAAP net loss per diluted share:

	Three Months Ended
	April 30,
	2015	2014

Net loss per diluted share (2)	$(0.13)	$(1.28)
Add back:
Stock-based compensation expense	0.04	0.03
Amortization of acquired intangible assets	0.01	0.01
Income tax effect (1)	(0.02)	(0.01)

Non-GAAP net loss, per diluted share (2)(3):	$(0.10)	$(1.25)

(1)	The tax effect of non-cash stock-based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of any net federal benefit or charge. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 14.3 million and 13.5 million for the three months ended April 30, 2015 and 2014, respectively.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended July 31, 2015	Year Ended January 31, 2016

Net loss	$(2.1) - (1.3)	$(5.9) - (5.2)
Add back:
Depreciation and amortization	0.9	3.8
Interest expense, net	0.1	0.3
Provision for income taxes	0.2 - 0.1	1.6

EBITDA	(0.9) - (0.2)	(0.2) - 0.5
Stock-based compensation expense	0.5	2.0

Adjusted EBITDA	$(0.4) - 0.3	$1.8 - 2.5

Non-GAAP net loss:

(in millions)	Three Months Ended July 31, 2015	Year Ended January 31, 2016

Net loss	$(2.1) - (1.3)	$(5.9) - (5.2)
Add back:
Stock-based compensation expense	0.5	2.0
Amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.2) - (0.3)	(0.8)

Non-GAAP net loss	$(1.7) - (1.0)	$(4.3) - (3.6)

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of any net federal benefit or charge. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.